CONSENT OF INDEPENDENT ACCOUNTANTS


Exhibit 23.2

     We hereby consent to the use in this Registration Statement on Form S-4 of Cerner Corporation and Proxy Statement of CITATION Computer Systems, Inc. of our report dated May 10, 2000 related to the consolidated financial statements and financial statement schedule of CITATION Computer Systems, Inc., which appear in such Registration Statement/Proxy Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement/Proxy Statement.

PRICEWATERHOUSECOOPERS LLP
St. Louis, Missouri
June 26, 2000